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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Global MAINTECH Corporation:

We consent to incorporation by reference in the registration statement (No. 33-33576) on Form S-8 of Global MAINTECH Corporation of our report dated March 23, 1998, relating to the consolidated balance sheets of Global MAINTECH Corporation and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 1997 annual report on Form 10-KSB of Global MAINTECH Corporation.


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 31, 1998